                                                                  EXHIBIT 10.107

                              CONSULTING AGREEMENT

         A. This consulting agreement ("Agreement") is entered into this 7th day of December 1998 between American Artists Entertainment Corporation, a Missouri corporation with its principal offices at 6600 Peachtree Dunwoody Road, Building 600, Suite 250, Atlanta, Georgia 30328 (the "Company"), and Mr. Ron Qurashi, an individual with a residence located at 1511 Valleyheart Drive, Burbank California 91506.

         B. This Agreement has been created for the purpose of defining the relationship between the two parties during the term, as defined hereafter, in which they join their efforts in the creation, development, packaging and production of certain entertainment properties.

         C. Properties included under this Agreement shall include all projects created and/or developed by Mr. Qurashi or derived from literary or other works (henceforth the "Properties"). During the term of this Agreement, Mr. Qurashi will receive thirty three percent (33%) of all Net Revenues derived by the Company from the Properties in all media now known or hereafter devised in all territories of the universe, including revenues received from exploitation of remakes, sequels and other derivative works and litigation recoveries relating to such Properties (Net Revenues shall be defined as Gross Revenues less those costs directly associated with the production of the particular Properties and any related actual out-of-pocket distribution expenses.).

         Mr. Qurashi will also receive either "Executive Producer" or "Producer" credit (or other appropriate credit, such as "Created By" in the case of a television series or feature film, and as mutually agreed upon by Mr. Qurashi and the Company) on all projects that Qurashi conceives or originates or on which Qurashi renders material development and/or production services.

         The Properties referred to in the preceding paragraphs above shall be defined in Exhibit "A," attached hereto and made a part hereof. Exhibit A shall be amended from time to time as additional Properties are conceived by Mr. Qurashi and become subject to the terms of this Agreement. All Properties shall remain included on Exhibit A for a period of six (6) months from their date of inclusion in such exhibit unless otherwise agreed to by the parties. At the end of the six (6) month term all rights to such Properties shall revert in their entirety to Mr. Qurashi unless otherwise agreed upon by both parties.

         D. The term of this Agreement (the "Term") shall be for a period of twelve (12) months from the date of signing.

         E. During the Term of this Agreement and for a period of twelve (12) months subsequent to the end of this Agreement, Mr. Qurashi shall not divulge, share and/or make public any trade secrets of the Company and/or its clients. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to any of its entertainment properties. Mr. Qurashi shall not reveal said trade secrets to others except in the proper exercise of his duties for the Company, or use his knowledge thereof in any way that would be detrimental to the interests of the Company, unless compelled to disclose such information by judicial or administrative process.

         F. All notices and communications hereunder shall be in writing and shall be hand delivered or sent postage prepaid by registered or certified mail, return receipt requested, to the addresses first above written or to such other address of which notice shall have been given in the manner herein provided.

         G. All prior agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement, and this Agreement constitutes the entire understanding between the parties. This Agreement may not be modified, amended, changed or discharged, except by a writing signed by the parties hereto and then only to the extent therein set forth.

         H. Neither party may assign any rights under this Agreement without the express written consent of the other.

         I. No waiver of any breach of this Agreement or of any objection to any act or omission connected herewith shall be implied or claimed by any party, or be deemed to constitute a consent to any continuation of such breach, act or omission, unless in writing signed by the party against whom enforcement of such waiver or consent is sought, and then only to the extent therein set forth.

         J. This Agreement and the relationship of the parties shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to conflict of law principles.

         K. If any provision of this Agreement or part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

         L. This Agreement shall be binding upon and inure to the benefit of Mr. Qurashi, the Company and the Company's successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto execute this Agreement and intend to be hereby bound, effective as of the date first above written.



By:   /s/ Ron Qurashi
  ------------------------------------------
         Mr. Ron Qurashi


By:  /s/ Rex Hauck
  ------------------------------------------
  Mr. Rex Hauck, President
  American Artists Entertainment Corporation

                                   EXHIBIT A
                               (AAEC AND QURASHI)
                                 2/4/99 3:18 PM


                                                                                               POTENTIAL           STRATEGIC
PROJECT                               LENGTH         BUDGET             PRODUCTION TEAM        DISTRIBUTORS        PARTNERS
-------                               ------         ------             ---------------        ------------        ---------
1-Scenarios                           8X 1-Hour      250-550k + per     Writer:                HBO                 The Idea Factory
    President Kidnapped                                                                        Showtime            USA Today
    There Heeere-ET's Landing                                                                  NBC                 ADL
    Viral Epidemic                                                      Producer:              Learning
    Terrorism                                                                                  CNN
    Stock Market Crash                                                                         Nat Geo
                                                                        Director:



2-Emerging Viruses                    TBD            TBD                                       HBO                 Utne Reader
                                                                                               SHO
                                                                                               PBS



3-Civil Wars                          6 X 52 Min     450-600k per       Writer:                HBO                 George Mag
    TWA Fl 800 - James Sanders                                                                 CNN                 Utne Reader
    Ebola & Aids - Len Horowitz                                                                Learning            AOL
    A Civil Action - Jan Schlichlmann                                   Producer:              A&E                 USA Today
    Pers Freedom - Kevorkian                                                                   PBS
    Gulf War Syndrome - Garth Nicolson
                                                                        Director:





                                              POTENTIAL CO-PRO       SPONSORSHIP &
PROJECT                                       PARTNERS               UNDERWRITERS         STATUS & NEXT STEPS
-------                                       ----------------       -------------        -------------------
1-Scenarios                                   Carlton UK             Possible
    President Kidnapped                       Atlantis                                    [HOT PROSPECT]
    There Heeere-ET's Landing                 Sony Ent
    Viral Epidemic                                                                        NGT/Carlton expressed interest, could be
    Terrorism                                                                             a multi-media franchise developed with
    Stock Market Crash                                                                    The Idea Factory, Global Business
                                                                                          Network (scenario strategists)
                                                                                          interested in participating



2-Emerging Viruses                            Carlton UK
                                              WGBH                                        [HOT PROSPECT]


3-Civil Wars                                  Carlton UK             Possible             Research possible "civil warriors" to
    TWA Fl 800 - James Sanders                WGBH                                        focus on. Write up 1-page internal
    Ebola & Aids - Len Horowitz               Atlantis                                    pitch piece and present to AAF
    A Civil Action - Jan Schlichlmann         Spin Cycle
    Pers Freedom - Kevorkian                  Mount Rock
    Gulf War Syndrome - Garth Nicolson        Real Life

                                   EXHIBIT A
                               (AAEC AND QURASHI)
                                 2/6/99 3:16 PM



PROJECT                          DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
1 - Scenarios                    What if...The world's leading experts in the field of scenario planning will be called upon
     President Kidnapped         to help construct credible cause and effect models using a major event as the trigger. The show
     There Heeere - ET's         can ride high-profile Hollywood movies (Airforce One, The Hot Zone, Deep Impact) and create its
       Landing                   own that tap into events and situations moving toward the center of our cultural radar screen. The
     Viral Epidemic              format could consist of several possible scenarios (conservative, liberal, best-case, worst-case,
     Terrorism                   etc.) with personal dramatizations ala "Testament" in the more expensive 2-hour presentation of a
     Stock Market Crash          single scenario with expert interviews, stylized dramatizations and computer effects in a 1-hour version.

------------------------------------------------------------------------------------------------------------------------------------

2 - Emerging Viruses, et. al.    We begin with a piece of evidence - a memo from the US Navy to a California Pharmaceutical Company regarding the development of biological agents identical to Ebola, AIDS and soft-tissue cancers...
                                 our detective work begins and the mystery unfolds a la "60 minutes" meets "The Thin Blue Line", with the author as hero.

------------------------------------------------------------------------------------------------------------------------------------

3 - Civil Wars                   Everyday in America everyday people are stepping forward to fight against corruption and abuse by
     TWA Fl800 - James Sanders   governmental organizations and corporations. This is their story. One of heroism, sacrifice, risk
     Ebola & AIDS - Len Horowitz and sometimes reward. "Civil Wars" is a latter day David and Goliath that will remind us all of
     A Civil Action - Jan        the power of one.
       Schlichtman               We begin with a piece of evidence - metal allegedly from a UFO... a memo from the US Navy to a
     Pers Freedom - Kevorkian    California Pharmaceutical Company regarding the development of biological agents identical to
     Gulf War Syndrome - Garth   Ebola and AIDS... residue from missile propellant found on the back of passenger seats 27G and H
       Nicolson                  on TWA flight 800, and our detective work begins and the mystery unfolds a la "60 Minutes" meets
                                 "The Thin Blue Line" with the detective as hero.

------------------------------------------------------------------------------------------------------------------------------------


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